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WEIGHTED AVERAGE SHARES - Q1 2000
FISCAL 2000

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


                     No. Days in      Cumulative Days                   No. Shares       Weighted Ave.
                        Month             in Year          Weighting    Outstanding        Shares Out
                     -----------      ---------------      ---------    -----------       -------------

January                       31                   31         34.07%      5,822,222           1,983,394
February                      29                   60         31.87%      5,822,222           1,855,433
March                         31                   91         34.07%      5,822,722           1,983,565
April                                              91          0.00%            -                   -
May                                                91          0.00%            -                   -
June                                               91          0.00%            -                   -
July                                               91          0.00%            -                   -
August                                             91          0.00%            -                   -
September                                          91          0.00%            -                   -
October                                            91          0.00%            -                   -
November                                           91          0.00%            -                   -
December                                           91          0.00%            -                   -
                     -----------                             -------                          ---------
                              91                             100.00%                          5,822,392


Add:  fully diluted from Employee Stock Options - Year to Date                                      -   anti dilutive
Add:  fully diluted from conversion of preferred stock                                                  impact due to
                                                                                                    -   loss position

Diluted shares outstanding at month end - year to date                                        ---------
                                                                                              5,822,392
                                                                                              =========
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First Quarter

January                       31                   31         34.07%      5,822,222           1,983,394
February                      29                   60         31.87%      5,822,222           1,855,433
March                         31                   91         34.07%      5,822,722           1,983,565
                                                                                              ---------
                                                                                              5,822,392

Add:  fully diluted from Employee stock Options - 1st quarter                                       -   anti dilutive
Add:  fully diluted from conversion of preferred stock                                                  impact due to
                                                                                                    -   loss position
                                                                                              ---------
Diluted shares outstanding at month end - 1st quarter                                         5,822,392
                                                                                              =========
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